Exhibit 10.3

COPYRIGHT SECURITY AGREEMENT

(Copyright Registrations and Exclusive Copyright Licenses)

WHEREAS, Education Management LLC (the “Company”), a Delaware limited liability company (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Copyright Collateral (as defined below);

WHEREAS, the Company, Education Management Holdings LLC (“Holdings”), Certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, Credit Suisse Securities (USA) LLC, as Syndication Agent, and BNP Paribas, as Administrative Agent and as Collateral Agent, and Merrill Lynch Corporation and Bank of America, N.A. as Documentation Agents are parties to a Credit Agreement dated as of June 1, 2006 (as amended from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined); and

WHEREAS, pursuant to (i) Pledge and Security Agreement dated as of June 1, 2006 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Company, the Grantors party thereto and BNP Paribas, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), and (ii) certain other Security Documents (including this Agreement), the Lien Grantor has guaranteed certain obligations of the Company and secured such guarantee (the “Lien Grantor’s Secured Guarantee”) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Copyright Collateral (as defined below);

WHEREAS, the Lien Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to induce the Lenders to make Loans and other financial accommodations to Company pursuant to the Credit Agreement, the Lien Grantor agrees, for the benefit of the Secured Parties as follows:

1. Grant of Security Interest. For the benefit of the Secured Parties to secure payment, performance and observance of the Secured Obligations, the Lien Grantor pledges and grants to the Grantee, a continuing security interest in, and a right of set-off against, and agrees to assign, transfer and convey, upon demand made upon the occurrence and during the continuance of an Event of Default without requiring further action by either party and to be effective upon such demand, all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Copyright owned by the Lien Grantor, including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto; and

(ii) each exclusive Copyright License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each exclusive Copyright License identified in Schedule 1 hereto.

The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Copyright Collateral any and all appropriate action which the Lien Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Copyright Collateral.

2. Purpose. This Agreement has been executed and delivered by the Lien Grantor for the purpose of recording the grant of security interest herein with the United States Copyright Office. The security interest granted hereby has been granted to the Grantee in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights and remedies of the Lenders thereunder) shall remain in full force and effect in accordance with its terms.

3. Acknowledgement. The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

4. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided by reference in the Security Agreement.

5. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the 1st day of June, 2006.

EDUCATION MANAGEMENT LLC

By:
	Name:	J. Devitt Kramer
	Title:	Secretary

Acknowledged:

BNP PARIBAS, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

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Schedule 1

to Copyright

Security Agreement

EDUCATION MANAGEMENT LLC

COPYRIGHT REGISTRATIONS

Registration No.	Registration Date	Title
TX-2-855-734	June 19, 1990	Your investment in education.
TX-2-858-624	June 18, 1990	Your complete guide to financial aid.
TX-3-018-358	June 25, 1990	Student financial planning training manual: v. 1.
TX-3-066-291	April 22, 1991	Your investment in education: a practical guide to financial planning.
TX-3-123-662	April 22, 1991	Your complete guide to financial aid.
TXu-424-572	June 25, 1990	Education Management Corporation student financial planning software.
TXu-816-222	September 8, 1997	New media information design.
TXu-869-508	August 19, 1998	New media information design.

EXCLUSIVE COPYRIGHT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Exclusively Licensed Copyright/s
None.

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